UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earlit event reported): September 19, 2017

RENNOVA HEALTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-35141	68-0370244
(Commission File Number)	(I.R.S. Employer Identification No.)

400 S. Australian Avenue, Suite 800, West Palm Beach, Florida	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 855-1626

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement

On September 19, 2017, Rennova Health, Inc. (the “Company”) closed an offering of $2,604,000 principal amount of Senior Secured Original Issue Discount Convertible Debentures due September 19, 2019 (the “New Debentures”) and three series of warrants to purchase an aggregate of 30,046,152 shares of the Company’s common stock, par value $.01 per share (the “Common Stock”), as further described below (each a “Warrant” and, collectively, the “Warrants”). The offering was pursuant to the terms of the previously announced Securities Purchase Agreement, dated as of August 31, 2017 (the “Purchase Agreement”), between the Company and certain existing institutional investors of the Company. The Company received proceeds of $2,100,000 from the offering.

Also on September 19, 2017, the Company closed exchanges by which the holders of the Company’s Original Issue Discount Debentures issued on July 17, 2017 exchanged $4,136,862 principal amount of such debentures for $6,412,136 principal amount of new debentures on the same items as, and pari passu with, the New Debentures (the “Exchange Debentures” and, together with the New Debentures, the “Debentures”) and Warrants. All issuance amounts of Debentures reflect a 24% original issue discount.

The Debentures may be converted at any time at a conversion price equal to $0.26. The Debentures begin to amortize monthly commencing on the earlier of the 90th day following September 19, 2017 or the effective date of a registration statement covering the shares of Common Stock issuable upon conversion of the Debentures. On each monthly amortization date, the Company may elect to repay 5% of the original principal amount of Debentures in cash or, in lieu thereof, the conversion price of such Debentures shall thereafter be 85% of the volume weighted average price at the time of conversion. In the event the Company does not elect to pay such amortization amounts in cash, each investor, in their sole discretion, may increase the conversion amount subject to the alternative conversion price by up to four times the amortization amount.

If any Event of Default (as defined in the Debentures) occurs, the outstanding principal amount of the Debentures, plus accrued but unpaid interest, liquidated damages and other amounts owing in respect thereof through the date of acceleration, shall become, at the holder’s election, immediately due and payable in cash. Commencing five days after the occurrence of any Event of Default that results in the eventual acceleration of the Debentures, the interest rate on the Debentures shall accrue at an interest rate equal to the lesser of 18% per annum and the maximum rate permitted under applicable law.

The Debentures contain customary affirmative and negative covenants. The conversion price is subject to “full ratchet” and other customary anti-dilution protections as more fully described in the Debentures.

The Series A Warrants are exercisable for up to a number of shares of Common Stock equal to 100% of the shares underlying the Debentures, or an aggregate of 34,677,445 shares. They are immediately exercisable and have a term of exercise equal to five years. The Series B Warrants are exercisable for up to a number of shares of Common Stock equal to 100% of the shares underlying the Debentures, or an aggregate of 34,677,445 shares, and are exercisable for a period of 18 months commencing immediately. The Series C Warrants are exercisable for up to a number of shares of Common Stock equal to 100% of the shares underlying the Debentures, or an aggregate of 34,677,445 shares, and have a term of five years provided such Warrants shall only vest if, when and to the extent that the holders exercise the Series B Warrants. The Warrants each have an exercise price of $0.26 All Warrants are subject to “full ratchet” and other customary anti-dilution protections.

Holders of Debentures and Warrants are prohibited from converting or exercising such Debentures or Warrants into or for Common Stock if, as a result of such conversion or exercise, the holder, together with its affiliates, would own more than 4.99% of the total number of shares of Common Stock then issued and outstanding. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days after notice to the Company.

The Company’s obligations under the Debentures are secured by a security interest in all of the Company’s and its subsidiaries’ assets, pursuant to the terms of the Security Agreement, dated as of March 20, 2017 (the “Security Agreement”). To further secure the Company’s obligations, substantially all of the Company’s subsidiaries also executed a Guarantee (the “Guarantee”), pursuant to which the subsidiaries agree to guaranty the Company’s obligations owed to the Debenture holders.

The securities issued under the Purchase Agreement were issued in reliance on the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Rule 506 of Regulation D promulgated thereunder as transactions by an issuer not involving any public offering. The securities issued under the Exchange Agreements were issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

The Company is obligated to file a registration statement registering for resale the shares underlying the Debentures and Warrants on or before October 9, 2017 and use best efforts to cause such registration statement to be declared effective within 45 days or 75 days if reviewed. The Company’s failure to satisfy certain conditions and deadlines described in the Registration Rights Agreement may subject it to payment of certain liquidated damages. The holders were also granted a right of participation in up to 50% of any future offerings for so long as the Debentures and Warrants are outstanding.

Nasdaq Marketplace Rule 5635(d) limits the number of shares (or securities, such as warrants, that are convertible or exercisable into shares) that can be issued without stockholder approval. We are required to obtain the approval of our stockholders in order to issue shares of Common Stock underlying the Debentures and the Warrants at a price less than the greater of book or market value which equal 20% or more of our Common Stock outstanding before the issuance (the “20% Rule”). As of August 30, 2017, the day prior to which the Purchase Agreement and the Exchange Agreements were entered into, we had 20,385,247 shares of Common Stock outstanding. The terms of the Debentures and the Warrants limit their conversion or exercisability, as the case may be, to a number of shares of Common Stock equal to no more than 4,075,010 shares, which is less than the 20% limit, until stockholder approval is received. The Company is required to seek such stockholder approval under the 20% Rule.

The foregoing description of the Purchase Agreement, the Debentures, the Warrants, the Security Agreement, the Exchange Agreements and the Guarantee does not purport to be complete and is qualified in its entirety by reference to the full text of such agreements, which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Effective September 11, 2015, Medytox Solutions, Inc., now a wholly-owned subsidiary of the Company(“Medytox”), entered into a Securities Purchase Agreement with TCA Global Credit Master Fund, LP (“TCA”), pursuant to which Medytox issued a $3,000,000 debenture (the “TCA Debenture”) to TCA. The TCA Debenture is secured by a pledge of the assets of the Company and various subsidiaries.

In connection with the issuance of the Debentures and the Warrants, the Company and TCA entered into a Consent, dated as of September 19, 2017 (the “TCA Consent”). Pursuant to the TCA Consent, TCA was paid $400,000 toward the TCA Debenture and the remaining indebtedness was restructured through December 31, 2017.

The foregoing description of the TCA Consent does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 21, 2017, the Board of Directors of the Company approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a 1-for-15 reverse stock split of the Company’s shares of common stock to be effective on October 5, 2017. On September 20, 2017, the stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of all of the Company’s shares of common stock at a specific ratio within a range from 1-for-8 to 1-for-15, and granted authorization to the Board of Directors to determine in its discretion the specific ratio and timing of the reverse split prior to December 31, 2017.

As a result of the reverse stock split, every 15 shares of the Company’s pre-reverse split common stock will be combined and reclassified into one share of the Company’s common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the cash payment for any fractional shares that would have otherwise been issued. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in respect of such fraction of a share of common stock. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will become effective at 5:00 p.m., Eastern Time, on October 5, 2017 and the Company’s common stock will trade on the NASDAQ Capital Market on a post-split basis at the open of business on October 6, 2017. The par value and other terms of the common stock will not be affected by the reverse stock split. The authorized capital of the Company of 500,000,000 shares of common stock and 5,000,000 shares of preferred stock, also will not be affected by the reverse split.

All outstanding preferred shares, stock options, warrants, and equity incentive plans immediately prior to the reverse stock split will generally be appropriately adjusted by dividing the number of shares of common stock into which the preferred shares, stock options, warrants and equity incentive plans of the common stock are exercisable or convertible by 15 and multiplying the exercise or conversion price by 15, as a result of the reverse stock split.

The Company’s transfer agent, Computershare Inc., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

On September 22, 2017, the Company issued a press release with respect to the reverse stock split described above, which is filed as an exhibit to this Current Report on Form 8-K.

On September 21, 2017, Rennova Health, Inc. (the “Company”) filed an Amended Certificate of Designation with the Secretary of State of the State of Delaware relating to the issuance of up to 1,750,000 shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”). The following summary of certain terms and provisions of the Company’s Series F Preferred Stock is subject to, and qualified in its entirety by reference to, the terms and provisions set forth in the Company’s Amended Certificate of Designation of Preferences, Rights and Limitations of Series F Preferred Stock.

General. Our board of directors has designated up to 1,750,000 shares of the 5,000,000 authorized shares of preferred stock as Series F Preferred Stock.

Rank. The Series F Preferred Stock ranks on parity to our common stock.

Conversion. Each share of the Series F Preferred Stock is convertible into shares of our common stock (subject to adjustment as provided in the related certificate of designation of preferences, rights and limitations) at any time after the first anniversary of the issuance date at the option of the holder at a conversion price equal to the greater of $1.95 or the average closing price of the Company’s common stock for the 10 trading days immediately preceding the conversion. The maximum number of shares of common stock issuable upon the conversion of the Series F Preferred Stock is 897,436. Any shares of Series F Preferred Stock outstanding on the fifth anniversary of the issuance date will be mandatorily converted into common stock at the applicable conversion price on such date.

Liquidation Preference. In the event of our liquidation, dissolution or winding-up, holders of Series F Preferred Stock will be entitled to receive the same amount that a holder of common stock would receive if the Series F Preferred Stock were fully converted into shares of our common stock at the conversion price (assuming for such purposes that the Series F Preferred Stock is then convertible) which amounts shall be paid pari passu with all holders of common stock.

Voting Rights. Each share of Series F Preferred Stock shall have one vote, and the holders of the Series F Preferred Stock shall vote together with the holders of our common stock as a single class.

Dividends. The holders of the Series F Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any cash dividends to the holders of common stock.

Redemption. At any time, from time to time after the first anniversary of the issuance date, we have the right to redeem all or any portion of the outstanding Series F Preferred Stock at a price per share equal to $1.95 plus any accrued but unpaid dividends.

Negative Covenants. As long as any shares of Series F Preferred Stock are outstanding, the Company may not amend, alter or repeal any provision of our certificate of incorporation, the certificate of designation or our bylaws in a manner that materially adversely affects the powers, preferences or rights of the Series F Preferred Stock.

The foregoing description of the Series F Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the Amended Certificate of Designation for the Series F Preferred Stock, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On September 20, 2017, the Company held a Special Meeting of Stockholders to: (1) approve an amendment to our Certificate of Incorporation to effect a reverse stock split of all of the outstanding shares on our common stock, par value $0.01 per share, at a specific ratio within a range from 1-for-8 to 1-for-15, and to grant authorization to our Board of Directors to determine, in its sole discretion, the specific ratio and timing of the reverse split any time before December 31, 2017, subject to the Board of Directors’ discretion to abandon such amendment; (2) authorize an adjournment of the Special Meeting, if necessary, if a quorum is present, to solicit additional proxies if there are not sufficient votes in favor of Proposal l; and (3) transact such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

Proposal 1 was approved by the Company’s stockholders. Set forth below are the final voting results for the proposal submitted to a vote of the stockholders at the Special Meeting. For more information regarding the proposals, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on August 17, 2017.

Proposal l: To approve an amendment to our Certificate of Incorporation to effect a reverse split of all of the outstanding shares of our common stock, par value $0.01 per share, at a specific ratio within a range from 1-for-8 to 1-for-15, and to grant authorization to our Board of Directors to determine, in its discretion, the specific ratio and timing of the reverse split any time before December 31, 2017, subject to the Board of Directors’ discretion to abandon such amendment. .

For	10,233,037
Against	3,019,453
Abstain	495,566

Because Proposal 1 was approved by the stockholders, Proposal 2, to authorize an adjournment of the Special Meeting, if necessary, if a quorum is present; to solicit additional proxies if there are not sufficient votes in favor of Proposal l, was not voted on at the Special Meeting. No other business was considered at the Special Meeting.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

3.11	Amended Certificate of Designation for Series F Convertible Preferred Stock.

10.151	Securities Purchase Agreement, dated as of August 31, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.147 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.152	Form of Senior Secured Original Issue Discount Convertible Debenture (incorporated by reference to Exhibit 10,148 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.153	Form of Series A/B/C Common Stock Purchase Warrant (incorporated by reference to Exhibit 10,149 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.154	Form of Security Agreement, dated March 21, 2017 (incorporated by reference to Exhibit 10,135 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017).

10.155	Form of Exchange Agreement, dated as of August 31, 2017, between Rennova Health, Inc. and the investor signatory thereto (incorporated by reference to Exhibit 10.150 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.156	Subsidiary Guarantee, dated as of September 19, 2017, by the Subsidiary Guarantors party thereto, in favor of the Purchasers.

10.157	Consent, dated as of September 19, 2017 by TCA Global Credit Master Fund, LP.

99.1	Press Release, dated September 22, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017	RENNOVA HEALTH, INC.

	By:	/s/ Seamus Lagan
Seamus Lagan
Chief Executive Officer
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description

3.11	Amended Certificate of Designation for Series F Convertible Preferred Stock.

10.151	Securities Purchase Agreement, dated as of August 31, 2017, between Rennova Health, Inc. and each purchaser identified on the signature pages thereto (incorporated by reference to Exhibit 10.147 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.152	Form of Senior Secured Original Issue Discount Convertible Debenture (incorporated by reference to Exhibit 10,148 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.153	Form of Series A/B/C Common Stock Purchase Warrant (incorporated by reference to Exhibit 10,149 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.154	Form of Security Agreement, dated March 21, 2017 (incorporated by reference to Exhibit 10,135 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 27, 2017).

10.155	Form of Exchange Agreement, dated as of August 31, 2017, between Rennova Health, Inc. and the investor signatory thereto (incorporated by reference to Exhibit 10.150 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 1, 2017).

10.156	Subsidiary Guarantee, dated as of September 19, 2017, by the Subsidiary Guarantors party thereto, in favor of the Purchasers.

10.157	Consent, dated as of September 19, 2017 by TCA Global Credit Master Fund, LP.

99.1	Press Release, dated September 22, 2017.